Exhibit 10.1

SECOND AMENDMENT TO
FLOOR & DECOR HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, Floor & Decor Holdings, Inc. (the “Company”) maintains the Floor & Decor Holdings, Inc. Employee Stock Purchase Plan (as amended, the “Plan”);

WHEREAS, pursuant to Section 20 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company may at any time amend the Plan; and

WHEREAS, the Committee desires to amend the Plan as set forth herein.

NOW, THEREFORE, pursuant to Section 20 of the Plan, effective as of October 23, 2018, Section 14(c) is deleted in its entirety and replaced with the following:

“(c)A Participant’s cancellation of his or her election to purchase Shares in an offering shall not have any effect upon such Participant’s eligibility to participate in a subsequent offering or in any similar plan which may hereafter be adopted by the Company.”

[Remainder of page intentionally left blank]

7260/29169-012 CURRENT/102162039v1

IN WITNESS WHEREOF, the Committee has approved the amendment to the Plan as set forth herein, the Committee has authorized the undersigned officer of the Company to execute this amendment, and the undersigned has caused this amendment to be executed this 23rd day of October, 2018.

FLOOR & DECOR HOLDINGS, INC.

By:_/s/ David V. Christopherson______

David V. Christopherson

Executive Vice President & General Counsel

Floor & Decor Holdings, Inc.

7260/29169-012 CURRENT/102162039v1